Exhibit 10.1

EXECUTION VERSION

LOCK-UP AGREEMENT

August 26, 2024

Concord Acquisition
Corp II 477 Madison Avenue

New York, NY 10022

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Lock-Up Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger, dated as of August 26, 2024 (as may be amended, restated or supplemented from time to time, the “Merger Agreement”), by and among Concord Acquisition Corp II, a Delaware corporation (“SPAC”), Concord Merger Sub, Inc., a California corporation (“Merger Sub”), and Events.com, Inc., a California corporation (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “SPAC Merger”), with the Company being the surviving entity and becoming a wholly owned subsidiary of SPAC, which will change its name to Events.com or a similar name (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In order to induce SPAC and the Company to proceed with the SPAC Merger and related transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Shareholder”) hereby agrees for the benefit of SPAC, the Company and Parent as follows:

1.	The Shareholder agrees not to, without the prior written consent of Parent, (i) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, (a) any shares of Parent Stock (the “Parent Shares”) or (b) any securities convertible into or exercisable or exchangeable for Parent Shares, in each case, held by it immediately after the Effective Time (the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the earlier of (1) one year after the completion of the SPAC Merger and (2) subsequent to the SPAC Merger, (x) the date on which Parent completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of Parent’s shareholders having the right to exchange their Parent Shares for cash, securities or other property, or (y) the date on which the last sale price of the Parent Common Stock equals or exceeds $12.00 per Parent Share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the consummation of the SPAC Merger (the “Lock-Up Period”). Notwithstanding the one-year term set forth in the foregoing clause (1), with respect to any Shareholder other than the Founders or their respective permitted transferees hereunder, the restrictions set forth in this paragraph 1 shall cease to apply with respect to (A) 25% of the Lock-Up Shares held by such Shareholder upon the three-month anniversary of the completion of the SPAC Merger, (B) 25% of the Lock-Up Shares held by such Shareholder upon the six-month anniversary of the completion of the SPAC Merger and (C) 25% of the Lock-Up Shares held by such Shareholder upon the nine-month anniversary of the completion of the SPAC Merger.

2.	The restrictions set forth in paragraph 1 shall not apply to:

(i)	Transfers (a) to an entity that is an affiliate of the Shareholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Shareholder or affiliates of the Shareholder or who share a common investment advisor with the Shareholder or (b) as part of a distribution to members, partners or shareholders of the Shareholder via dividend or share repurchase;

(ii)	If the Shareholder is an individual, Transfers by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(iii)	If the Shareholder is an individual, Transfers by virtue of laws of descent and distribution upon death of the individual, or pursuant to a qualified domestic relations order;

(iv)	If the Shareholder is an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(v)	transactions relating to Parent Shares or other securities convertible into or exercisable or exchangeable for Parent Shares acquired in open market transactions after the Effective Time;

(vi)	the exercise of stock options or warrants to purchase Parent Shares or the vesting of share awards of Parent Shares and any related transfer of Parent Shares to Parent in connection therewith (a) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (b) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or share awards, or as a result of the vesting of such Parent Shares, it being understood that all Parent Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Lock-Up Agreement during the Lock-Up Period;

(vii)	the entry, by the Shareholder, at any time after the Effective Time, of any trading plan providing for the sale of Parent Shares by the Shareholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Parent Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(viii)	transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Parent’s shareholders having the right to exchange their Parent Shares for cash, securities or other property; or

(ix)	transactions (including the sale of any Parent Shares during the Lock-Up Period) to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from the SPAC Merger.

provided, however, that in the case of clauses (i) through (iv), these permitted transferees must enter into a written agreement, in substantially the form of this Lock-Up Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the Shareholder, and lineal descendant (including by adoption) of the Shareholder or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

3.	In furtherance of the foregoing, (a) Parent, and any duly appointed transfer agent for Parent’s securities, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement, and (b) during the Lock-Up Period, each certificate or book-entry notation evidencing any Lock-Up Shares shall be stamped or otherwise imprinted or notated with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF AUGUST 26, 2024, BY AND BETWEEN EVENTS.COM (FORMERLY KNOWN AS CONCORD ACQUISITION II CORP), A DELAWARE CORPORATION (THE “COMPANY”) AND THE COMPANY’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”.

4.	This Lock-Up Agreement embodies the entire agreement and understanding of the Shareholder and Parent in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred herein or the documents or instrument referred to herein, which collectively supersedes all prior agreements and the understandings between the parties hereto with respect to the subject matter contained herein. This Lock-Up Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Shareholder and Parent (and with respect to Parent, only with the written consent of a majority of its directors, which shall include a majority of its independent directors).

5.	The Shareholder hereby represents and warrants that the Shareholder has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents reasonably necessary to give effect to the terms and conditions of this Lock-Up Agreement.

6.	This Lock-Up Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Lock-Up Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

7.	This Lock-Up Agreement and any action, proceeding, claim or dispute (whether in contract, tort or otherwise) (each, an “Action”) that may be based upon, arise out of or relate to this Lock-Up Agreement or the negotiation, execution or performance hereof shall be governed by, construed and enforced in accordance with the laws (both substantive and procedural) of the State of Delaware, without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Lock-Up Agreement shall be heard and determined exclusively in the state and federal courts within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Lock-Up Agreement by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.

8.	This Lock-Up Agreement shall become effective at the Effective Time and terminate on the earlier of (i) the expiration of the Lock-Up Period and (ii) the liquidation of Parent. This Lock-Up Agreement shall be of no force or effect if the Merger Agreement terminates without the SPAC Merger having occurred.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Lock-Up Agreement, as of the date first written above.

Very truly yours,

Stephen Partridge

Signature: /s/ Stephen Partridge

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, each party has duly executed this Lock-Up Agreement, as of the date first written above.

Very truly yours,

Mitch Thrower

Signature: /s/ Mitch Thrower

[Signature Page to Lock-Up Agreement]

Acknowledged and agreed by:

CONCORD ACQUISITION CORP II

Signature:	/s/ Jeff Tuder

Name:	Jeff Tuder

Title:	Chief Executive Officer

[Signature Page to Lock-Up Agreement]